UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011
Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 278-0440
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 28, 2011, Endurance Specialty Holdings Ltd. (the “Company”) entered into an agreement to purchase warrants exercisable for 90,000 of its ordinary shares (the “Warrants”) owned by Robert A. Spass, an initial investor at the formation of the Company in 2001. Mr. Spass is also a member of the Company’s Board of Directors. The parties have agreed to a purchase price of US$36.72 per Warrant, or an aggregate total purchase price of US$3,304,800. The closing of the purchase of the Warrants is scheduled to occur on March 1, 2011.
The Company is using existing cash on hand to fund the repurchase. The repurchase is separate from the Company’s existing 7 million share repurchase program (which was authorized by the Company’s Board of Directors in August of 2010).

Item 9.01. Financial Statements and Exhibits
(c) Exhibits
The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Warrant Purchase Agreement by and between Robert A. Spass and Endurance Specialty Holdings Ltd., dated as of February 28, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: March 1, 2011

By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Warrant Purchase Agreement by and between Robert A. Spass and Endurance Specialty Holdings Ltd., dated as of February 28, 2011